Exhibit 23.1

                     INDEPENDENT PUBLIC ACCOUNTANTS' CONSENT


The Board of Directors
Community Capital Corporation:

We consent to the use in this Registration Statement on Form S-3 of our report dated March 22, 2001, which appears on page F-2 of the annual report on Form 10-K of Community Capital Corporation for the year end December 31, 2000, and the reference to our Firm under the caption "Financial Statements" in the Prospectus.


                                     /s/ TOURVILLE, SIMPSON & CASKEY, L.L.P.

                                     TOURVILLE, SIMPSON & CASKEY, L.L.P.


Columbia, South Carolina
July 26, 2001